Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
K12 Inc.
Herndon, Virginia
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-148436) of K12 Inc. of our report dated September 26, 2008, relating to the consolidated financial statements and financial statement schedules which appear in this Form 10-K.
/s/ BDO Seidman, LLP
Bethesda, Maryland
September 26, 2008